Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Equity Income Fund--Utility Common Stock Series--14

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-30637 of our opinion dated December 30, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 15, 1997